UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 15, 2011

AdCare Health Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Ohio	001-33135	31-1332119
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5057 Troy Road

Springfield, OH 45502-9032

(Address of Principal Executive Offices)

(937) 964-8974

(Registrant’s telephone number, including area code)

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

Purchase and Sale Agreement - Eaglewood

On August 15, 2011, AdCare Property Holdings, LLC (“AdCare Holdings”), a wholly owned subsidiary of AdCare Health Systems, Inc. (the “Company”), entered into a Purchase and Sale Agreement (the “Eaglewood Agreement”) with Eaglewood Villa, Ltd. and Woodland Manor, Ltd. (together, “Eaglewood Sellers”) to acquire certain land, buildings, improvements, furniture, fixtures, operating agreements and equipment comprising Woodland Manor (also known as Eaglewood Care Center), a 113 bed skilled nursing facility located in Springfield, Ohio, and Eaglewood Village, a 80 bed assisted living facility also located in Springfield, Ohio, for an aggregate purchase price of $13.5 million, subject to the terms and conditions of the Eaglewood Agreement (the “Eaglewood Purchase”).  Upon not less than three business days’ notice to Eaglewood Sellers, AdCare Holdings may assign its rights and liabilities under the Eaglewood Agreement to one or more entities which are owned or controlled directly by AdCare Holdings (collectively, the “Assignees”).

Pursuant to the Eaglewood Agreement, AdCare Holdings deposited $200,000 (the “Eaglewood Deposit”) into escrow to be held as earnest money. If AdCare Holdings terminates the Eaglewood Agreement due to Eaglewood Sellers’ failure to satisfy certain conditions set forth therein, then the Eaglewood Deposit shall be returned to AdCare Holdings.  If AdCare Holdings does not consummate the Eaglewood Purchase (other than in connection with AdCare Holdings’ termination of the Eaglewood Agreement as permitted therein), then Eaglewood Sellers will retain the Eaglewood Deposit. Upon consummation of the Eaglewood Purchase, the Eaglewood Deposit will be retained by Eaglewood Sellers and applied against the purchase price therefor.

The purchase price for the Eaglewood Purchase is payable as follows: (i) $11.5 million (which includes the Eaglewood Deposit), subject to certain adjustments, shall be paid in cash at closing; and (ii) a two-year promissory note in principal amount of $2.0 million shall be issued at closing payable to Eaglewood Sellers (the “Seller Note”), which note shall bear interest at an annual rate of 6.5%, with principal and interest payments to be made monthly in arrears based on a twenty-year amortization schedule with the balance due on maturity. The Seller Note shall be guaranteed jointly and severally by the Company and, if the Eaglewood Agreement is assigned, then also by AdCare Holdings. The Seller Note shall also be secured by a first priority pledge of all of the equity interests of the Assignees owned by AdCare Holdings (or, if the Eaglewood Agreement is not assigned by AdCare Holdings to any Assignee, secured by a first priority pledge of all of AdCare Holdings’ equity interests) and a second priority mortgage on Eaglewood Village.

The closing of the Eaglewood Purchase is expected to occur on December 1, 2011.  AdCare Holdings may extend the closing until January 1, 2012 or February 1, 2012, in each case subject to AdCare Holdings’ payment of an additional $50,000 in earnest money (which shall be held and disbursed as part of the Eaglewood Deposit) and as otherwise permitted under the terms of the Eaglewood Agreement. The closing of the Eaglewood Purchase is subject to customary closing conditions, indemnification provisions and termination provisions.

Purchase and Sale Agreement — Stone County

On August 15, 2011, AdCare Holdings entered into a Purchase and Sale Agreement (the “Stone County Agreement”) with White River Health Systems, Inc. (“White River Seller”) to acquire the land, buildings, improvements, fixtures, furniture and equipment comprising the Stone County Nursing and Rehabilitation Facility, a 97 bed skilled nursing facility located in Mountain View, Arkansas, and Stone County Residential Care Facility, a 32 bed skilled nursing facility/assisted living facility also located in Mountain View, Arkansas, for a purchase price of an aggregate of $4.2 million payable in cash at closing, subject to the terms and conditions of the Stone County Agreement (the “Stone County Purchase”).  Upon not less than three business days’ prior notice to White River Seller, AdCare Holdings may assign its rights and liabilities under the Stone County Agreement to one or more entities which are owned or controlled, directly or indirectly, by AdCare Holdings.

Pursuant to the Stone County Agreement, AdCare Holdings has deposited $200,000 (the “Stone County Deposit”) into escrow to be held as earnest money.  If AdCare Holdings terminates the Stone County Agreement due to White River Seller’s failure to satisfy certain conditions set forth therein, then the Stone County Deposit shall be returned to AdCare Holdings.  If AdCare Holdings does not consummate the Stone County Purchase (other than in connection with AdCare Holdings’ termination of the Stone County Agreement as permitted therein), then White River Seller will retain the Stone County Deposit.  Upon consummation of the Stone County Purchase, the Stone County Deposit will be retained by White River Seller and be applied against the purchase price therefor.

The closing of the Stone County Purchase is expected to occur on October 1, 2011.  AdCare Holdings may extend the closing until November 1, 2011 or November 28, 2011, in each case subject to AdCare Holdings’ payment of an additional $50,000 in earnest money (which shall be held and disbursed as part of the Stone County Deposit) and as otherwise permitted under the terms of the Stone County Agreement. The closing of the Stone County Purchase is subject to customary closing conditions, indemnification provisions and termination provisions.

***

The foregoing descriptions of the Eaglewood Agreement and the Stone County Agreement are qualified in their entirety by reference to such agreements, copies of which are attached hereto as Exhibit 2.1 and Exhibit 2.2, respectively, and are incorporated herein by reference.

Item 9.01                                             Financial Statements and Exhibits.

(d)                                 Exhibits.

2.1                                 Purchase and Sale Agreement, dated as of August 15, 2011, among Eaglewood Villa, Ltd., Woodland Manor, Ltd. and AdCare Property Holdings, LLC.

2.2                                 Purchase and Sale Agreement, dated as of August 15, 2011, among White River Health Systems, Inc. and AdCare Property Holdings, LLC.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 19, 2011	ADCARE HEALTH SYSTEMS, INC.

/s/ Martin D. Brew
Martin D. Brew
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

2.1	Purchase and Sale Agreement, dated as of August 15, 2011, among Eaglewood Villa, Ltd., Woodland manor, Ltd. and AdCare Property Holdings, LLC.

2.2	Purchase and Sale Agreement, dated as of August 15, 2011, among White River Health Systems, Inc. and AdCare Property Holdings, LLC.